Exhibit 99.1

PRESS RELEASE

Parallel Petroleum Corporation
1004 N. Big Spring, Suite 400	Contact:	Cindy Thomason
Midland, TX 79701 (432) 684-3727		Manager of Investor Relations
http://www.plll.com		cindyt@plll.com

PARALLEL PETROLEUM ANNOUNCES
SECOND QUARTER 2006 FINANCIAL RESULTS

MIDLAND, Texas, (BUSINESS WIRE), August 9, 2006 - Parallel Petroleum Corporation (NASDAQ: PLLL) today announced its financial results for the second quarter ended June 30, 2006, compared to the results for the same period in 2005. In a separate press release issued today, Parallel announced its operations update and second quarter 2006 production and proved reserves.

SecondQuarter Financial Results

For the three months ended June 30, 2006, Parallel reported net income of $2.5 million, or $.07 per diluted share. Included in net income was a $5.4 million pre-tax, non-cash loss related to the change in fair market value of derivative instruments and ineffective portion of hedges. For the three months ended June 30, 2005, Parallel recorded a net loss of $1.2 million, or a loss of $.04 per diluted share. Included in the net loss for the three months ended June 30, 2005 was a $6.2 million pre-tax, non-cash loss related to the change in fair market value of derivative instruments and ineffective portion of hedges.

For the second quarter of 2006, Parallel’s oil and natural gas sales were 298 MBbls of oil and 1,726 MMcf of natural gas, or 586 MBOE, a 75% increase when compared to the second quarter of 2005. During this period, the average prices the Company received for its oil and natural gas on an unhedged basis were $63.17 per barrel and $6.25 per Mcf, or $50.56 per BOE ($45.01 per BOE, hedged). For the same period of 2005, oil sales were 218 MBbls at an average unhedged price of $46.97 per barrel and natural gas sales were 700 MMcf at an average unhedged price of $6.78 per Mcf, or 335 MBOE at an average unhedged price of $44.77 per BOE ($36.60 per BOE, hedged).

Net cash provided by operating activities for the three-month period ended June 30, 2006, was $25.9 million, compared to $7.0 million for the three month period ended June 30, 2005. The 270% increase was primarily related to increased production volumes, increased oil prices, and an increase in vendor payables associated with the Company’s increased drilling activities.

Six Months Results

For the six months ended June 30, 2006, Parallel reported net income of $4.1 million, or $.11 per diluted share. Included in net income was a $10.0 million pre-tax, non-cash loss related to the change in fair market value of derivative instruments and ineffective portion of hedges. For the six months ended June 30, 2005, Parallel recorded a net loss of $12.0 million, or a loss of $.40 per diluted share. Included in the net loss for the six months ended June 30, 2005 was a $24.6 million pre-tax, non-cash loss related to the change in fair market value of derivative instruments and ineffective portion of hedges.

For the six months ended June 30, 2006, Parallel’s sales were 566 MBbls of oil and 2,893 MMcf of natural gas, or 1,048 MBOE, a 63% increase when compared to the six months ended June 30, 2005. The average prices the Company received for its oil and natural gas on an unhedged basis were $60.56 per barrel and $6.42 per Mcf, or $50.43 per BOE ($44.72 per BOE, hedged). For the same period of 2005, oil sales were 425 MBbls at an average unhedged price of $46.15 per barrel and natural gas sales were 1,302 MMcf at an average price of $6.42 per Mcf, or 642 MBOE at $43.57 per BOE ($35.32 per BOE, hedged).

Net cash provided by operating activities for the six-month period ended June 30, 2006, was $40.1 million, compared to $11.4 million for the same period of 2005. The 251% increase was primarily related to increased production volumes, increased oil prices, and an increase in vendor payables associated with the Company’s increased drilling activities.

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Parallel Petroleum Announces 2Q 2006 Financial Results
August 9, 2006

Balance Sheet Review

At June 30, 2006, current assets were $33.8 million, which included $6.3 million of cash. Current liabilities were $48.0 million, including current derivative obligations of $21.3 million. Long-term liabilities were $216.8 million, including $173.5 million of debt and $26.7 million of derivative obligations. The Company’s revolving credit facility had a borrowing base of $140.0 million as of June 30, 2006, and its outstanding borrowings under the revolving credit facility as of that same date were $123.5 million. The Company’s borrowing base is expected to be increased to approximately $156.0 million during the third quarter of 2006. In addition, the Company had $50.0 million outstanding under its second lien term loan facility. As of June 30, 2006, the Company’s net capitalized costs associated with its oil and gas properties and other equipment were $314.7 million. Its stockholders’ equity was $97.0 million, which included $4.1 million of accumulated other comprehensive loss that is related to the Company’s hedging activities.

Revised 2006 Capital Investment Budget

Parallel's capital investments through June 30, 2006 were approximately $114.0 million, which includes $29.5 million of acquisitions made during the first quarter of 2006. Parallel has revised its 2006 capital investment budget to approximately $159.8 million, a 54% increase over its original 2006 budget of approximately $103.7 million. Excluding the $29.5 million of acquisitions, this is an increase of $26.6 million, or 26%, to $130.3 million budgeted for operations. Budgeted well operations have been increased 16% from 147 wells to 171 wells. Approximately $23.0 million, or 86%, of the $26.6 million increase is associated with increased activity on the Company’s two resource gas projects, the Barnett Shale and the New Mexico Wolfcamp. Please refer Tables 6 and 7 of the operations update press release dated August 9, 2006 for more information on the Company’s revised 2006 capital expenditure budget.

Management Comments
Larry C. Oldham, Parallel’s President, commented, “We are pleased with the Company’s 75% increase in its average daily production volumes compared to the second quarter of 2005 and the 25% increase in its average daily production volumes over the first quarter of 2006. In addition, operating income increased 138% to $12.4 million in the second quarter of 2006, compared to $5.2 million in the second quarter of 2005. Direct lifting costs per BOE decreased slightly to $6.38 in the second quarter of 2006, compared to $6.50 per BOE in the second quarter of 2005.”

In a final comment, Oldham stated, “For the six months ended June 30, 2006, we replaced approximately 548% of our production, and our proved reserve volumes increased approximately 19% over December 31, 2005. Because of the Company’s continued success, we have increased our 2006 capital investment budget 26% for a total of 171 well operations.”

Conference Call and Webcast Information

The Company’s management will host a conference call to discuss current operations, production, reserves and financial results for the second quarter ended June 30, 2006. In addition to this press release, please refer to the Company’s operations update press release also dated August 9, 2006 and its Form 10-Q for the quarterly period ended June 30, 2006 that was filed with the Securities and Exchange Commission on August 9, 2006.

The conference call will be held on Thursday, August 10, 2006, at 10:00 a.m. Eastern time (9:00 a.m. Central time). To participate in the call, dial 866-202-3109 or 617-213-8844, Participant Passcode 75055721, at least five minutes before the scheduled start time. The conference call will also be webcast with slides, and can be accessed live at Parallel’s web site, http://www.plll.com. A replay of the conference call will be available at the Company’s web site or by calling 888-286-8010 or 617-801-6888, Passcode 39330854.

FINANCIAL STATEMENTS AND SCHEDULES FOLLOW

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Parallel Petroleum Announces 2Q 2006 Financial Results
August 9, 2006

PARALLEL PETROLEUM CORPORATION
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
	June 30,	December 31,
Assets	2006	2005
	(unaudited)
Current assets:
Cash and cash equivalents	$6,333	$6,418
Accounts receivable:
Oil and natural gas	13,048	13,183
Other, net of allowance for doubtful account of $9	3,684	877
Affiliates	36	12
	16,768	14,072
Other current assets	4,278	2,364
Deferred tax asset	6,393	5,241
Total current assets	33,772	28,095
Property and equipment, at cost:
Oil and natural gas properties, full cost method (including $36,273 and $19,869 not
subject to depletion)	412,762	303,819
Other	3,188	2,404
	415,950	306,223
Less accumulated depreciation, depletion and amortization	(101,254)	(90,826)
Net property and equipment	314,696	215,397
Restricted cash	274	2,640
Investment in pipelines and gathering system ventures	9,506	3,326
Other assets, net of accumulated amortization of $1,107 and $901	3,482	3,550
	$361,730	$253,008
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$26,349	$10,841
Asset retirement obligations	355	214
Derivative obligations	21,258	16,607
Total current liabilities	47,962	27,662
Revolving credit facility	123,500	50,000
Term Loan	50,000	50,000
Asset retirement obligations	4,065	2,281
Derivative obligations	26,721	25,527
Deferred tax liability	12,491	8,036
Total long-term liabilities	216,777	135,844
Commitments and contingencies
Stockholders' equity:
Series A preferred stock -- par value $0.10 per share, authorized 50,000 shares	-	-
Preferred stock -- 6% convertible preferred stock -- par value of $0.10 per share
(liquidation preference of $10 per share), authorized 10,000,000 shares,	-	-
Common stock -- par value $0.01 per share, authorized 60,000,000 shares,
issued and outstanding 34,960,295 and 34,748,916	350	347
Additional paid-in capital	79,755	78,699
Retained earnings	20,974	16,899
Accumulated other comprehensive loss	(4,088)	(6,443)
Total stockholders' equity	96,991	89,502
	$361,730	$253,008
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Parallel Petroleum Announces 2Q 2006 Financial Results
August 9, 2006

PARALLEL PETROLEUM CORPORATION
Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Oil and natural gas revenues:
Oil and natural gas sales	$29,594	$15,004	$52,870	$27,973
Loss on hedging	(3,252)	(2,741)	(5,985)	(5,296)
Total revenues	26,342	12,263	46,885	22,677

Cost and expenses:
Lease operating expense	3,741	2,178	7,316	4,736
Production taxes	1,468	701	2,578	1,281
General and administrative	2,613	1,408	4,742	3,036
Depreciation, depletion and amortization	6,140	2,773	10,428	5,055
Total costs and expenses	13,962	7,060	25,064	14,108
Operating income	12,380	5,203	21,821	8,569

Other income (expense), net:
Change in fair market value of derivative instruments	(5,493)	(6,065)	(10,207)	(23,698)
Gain (loss) on ineffective portion of hedges	52	(150)	195	(860)
Interest and other income	25	22	93	41
Interest expense	(3,158)	(868)	(5,599)	(2,041)
Other expense	(39)	(1)	(68)	(2)
Equity in loss of pipelines and gathering system ventures	(10)	(15)	(29)	(94)
Total other income (expense), net	(8,623)	(7,077)	(15,615)	(26,654)
Income (loss) before income taxes	3,757	(1,874)	6,206	(18,085)
Income tax benefit (expense), deferred	(1,293)	628	(2,131)	6,135
Net income (loss)	2,464	(1,246)	4,075	(11,950)
Cumulative preferred stock dividend	-	(128)	-	(271)
Net income (loss) available to common stockholders	$2,464	$(1,374)	$4,075	$(12,221)

Net income (loss) per common share:
Basic	$0.07	$(0.04)	$0.12	$(0.40)
Diluted	$0.07	$(0.04)	$0.11	$(0.40)

Weighted average common share outstanding:
Basic	34,940	31,967	34,896	30,341
Diluted	35,638	31,967	35,572	30,341

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Parallel Petroleum Announces 2Q 2006 Financial Results
August 9, 2006

PARALLEL PETROLEUM CORPORATION
Consolidated Statements of Cash Flows
Six Months Ended June 30, 2006 and 2005
(unaudited)
(dollars in thousands)
	2006	2005
Cash flows from operating activities:
Net income (loss)	$4,075	$(11,950)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation, depletion and amortization	10,428	5,055
Accretion of asset retirement obligation	101	54
Deferred income tax	2,131	(6,135)
Change in fair value of derivatives instruments	10,207	23,696
(Gain) loss on ineffective portion of hedges	(195)	860
Stock option expense	292	70
Equity in loss of pipelines and gathering system ventures	29	94
Changes in assets and liabilities:
Other assets, net	718	123
Restricted cash	-	(149)
Increase in accounts receivable	(2,696)	(2,091)
Increase in other current assets	(457)	(11)
Increase in accounts payable and accrued liabilities	15,508	1,800
Federal tax deposit	(40)	-
Net cash provided by operating activities	40,101	11,416

Cash flows from investing activities:
Additions to oil and natural gas properties	(107,159)	(25,431)
Use of restricted cash for acquisition of oil and natural gas properties	2,366	2,287
Proceeds from disposition of oil and natural gas properties	41	2,828
Additions to other property and equipment	(784)	(299)
Settlements on derivative instruments	(2,651)	(1,570)
Purchase of derivative instruments	-	(35)
Investment in pipelines and gathering system ventures	(6,209)	(1,071)
Net cash used in investing activities	(114,396)	(23,291)

Cash flows from financing activities:
Net borrowings (payments) on revolving line of credit	73,500	(17,000)
Deferred financing cost	(56)	-
Proceeds (net) from common stock issued	-	27,743
Proceeds from exercise of stock options	766	378
Payment of preferred stock dividend	-	(271)
Net cash provided by financing activities	74,210	10,850

Net decrease in cash and cash equivalents	(85)	(1,025)

Cash and cash equivalents at beginning of period	6,418	4,781

Cash and cash equivalents at end of period	$6,333	$3,756

Non-cash financing and investing activities:
Oil and natural gas properties asset retirement obligations	$1,825	$65
Conversion of preferred stock	$-	$95
Other transactions:
Interest paid	$5,026	$2,290
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Parallel Petroleum Announces 2Q 2006 Financial Results
August 9, 2006

PARALLEL PETROLEUM CORPORATION SELECTED OPERATING AND FINANCIAL DATA

	Three Months Ended		Six Months Ended
	6/30/2006	6/30/2005	6/30/2006	6/30/2005
	(in thousands, except per unit data)
Production Volumes:
Oil (Bbls)	298	218	566	425
Natural gas (Mcf)	1,726	700	2,893	1,302
BOE (1)	586	335	1,048	642
BOE per day	6.4	3.7	5.8	3.5
Sales Prices:
Oil (per Bbl) (2)	$63.17	$46.97	$60.56	$46.15
Natural gas (per Mcf) (2)	$6.25	$6.78	$6.42	$6.42
BOE price (2)	$50.56	$44.77	$50.43	$43.57
BOE price (3)	$45.01	$36.60	$44.72	$35.32
Operating Revenues:
Oil	$18,802	$10,259	$34,284	$19,618
Oil hedge	(3,252)	(2,741)	(5,985)	(5,095)
Natural gas	10,792	4,745	18,586	8,355
Natural gas hedge	-	-	-	(201)
	$26,342	$12,263	$46,885	$22,677
Operating Expenses and Income:
Lease operating expense	$3,741	$2,178	$7,316	$4,736
Production taxes	1,468	701	2,578	1,281
General and administrative:
General and administrative	1,523	859	2,657	1,828
Public reporting	1,090	549	2,085	1,208
Depreciation, depletion and amortization	6,140	2,773	10,428	5,055
	$13,962	$7,060	$25,064	$14,108
Operating income	$12,380	$5,203	$21,821	$8,569
Total other income (expense), net	(8,623)	(7,077)	(15,615)	(26,654)
Income (loss) before income taxes	3,757	(1,874)	6,206	(18,085)
Income tax benefit (expense), deferred	(1,293)	628	(2,131)	6,135
Net income (loss)	2,464	(1,246)	4,075	(11,950)
Cumulative preferred stock dividend	-	(128)	-	(271)
Net income (loss) available to common stockholders	$2,464	$(1,374)	$4,075	$(12,221)
Net income (loss) per common share:
Basic	$0.07	$(0.04)	$0.12	$(0.40)
Diluted	$0.07	$(0.04)	$0.11	$(0.40)
Weighted average common shares outstanding:
Basic	34,940	31,967	34,896	30,341
Diluted	35,638	31,967	35,572	30,341

(1) A BOE means one barrel of oil equivalent using the ratio of six Mcf of gas to one barrel of oil.
(2) Excludes hedge transactions.
(3) Includes hedge transactions.
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Parallel Petroleum Announces 2Q 2006 Financial Results
August 9, 2006

PARALLEL PETROLEUM CORPORATION
DERIVATIVES INFORMATION AS OF JUNE 30, 2006 (1)

PUTS:		Houston Ship Channel
	MMBTU of	Gas Price	Fair Market
Period of Time	Natural Gas	Floor	Value
($ in thousands)
Jul 1, 2006 thru Oct 31, 2006	369,000	$7.17	$596

COSTLESS COLLARS:	Barrels of	NYMEX Oil Prices		MMBTU of	Houston Ship Channel Gas Prices		WAHA Gas Prices		Fair Market
Period of Time	Oil	Floor	Cap	Natural Gas	Floor	Cap	Floor	Cap	Value
									($ in thousands)
Jul 1, 2006 thru Dec 31, 2006	145,000	$48.32	$76.07	-	$-	$-	$-	$-	$(1,186)
Jul 1, 2006 thru Oct 31, 2006	-	$-	$-	246,000	$7.50	$13.90	$-	$-	464
Jul 1, 2006 thru Oct 31, 2006	-	$-	$-	123,000	$-	$-	$9.00	$14.55	425
Jan 1, 2007 thru Dec 31, 2007	219,000	$52.50	$83.00	-	$-	$-	$-	$-	(785)
Apr 1, 2007 thru Oct 31, 2007	-	$-	$-	214,000	$6.00	$11.05	$-	$-	(48)
Jan 1, 2008 thru Dec 31, 2008	109,800	$55.00	$76.50	-	$-	$-	$-	$-	(510)
Jan 1, 2009 thru Dec 31, 2009	91,250	$55.00	$73.00	-	$-	$-	$-	$-	(436)
Jan 1, 2010 thru Dec 31, 2010	76,000	$55.00	$71.00	-	$-	$-	$-	$-	(338)
Total Fair Market Value									$(2,414)

SWAPS:	Volume	NYMEX
	Hedged	Oil	Fair Market
Period of Time	Bbl Oil	Swap Price	Value
			($ in thousands)
Jul 1, 2006 thru Dec 20, 2006 (2)	129,750	$23.04	$(6,694)
Jul 1, 2006 thru Dec 31, 2006	92,000	$36.35	(3,544)
Jan 1, 2007 thru Dec 31, 2007	474,500	$34.36	(18,620)
Jan 1, 2008 thru Dec 31, 2008	439,200	$33.37	(15,829)
Total Fair Market Value			$(44,687)

INTEREST RATE SWAPS:		Fixed
	Notional	Interest	Fair Market
Period of Time	Amount	Rates	Value
	($ in millions)		($ in thousands)
Jul 1, 2006 thru Dec 31, 2006 (2)	$10	4.05%	$70
Jul 1, 2006 thru Dec 31, 2006	$90	4.41%	486
Jan 1, 2007 thru Dec 31, 2007	$100	4.62%	850
Jan 1, 2008 thru Dec 30, 2008	$100	4.86%	572
Jan 1, 2009 thru Dec 31, 2009	$50	5.06%	195
Jan 1, 2010 thru Oct 31, 2010	$50	5.15%	141
Total Fair Market Value			$2,314

(1) BNP Paribas and Citibank, NA are the counterparties in Parallel's derivative instruments.
(2) Designated as cash flow hedge.

ADDITIONAL DERIVATIVES INFORMATION SUBSEQUENT TO JUNE 30, 2006 (1) (2)
COSTLESS COLLARS:
	Barrels of	WTI Oil Prices
Period of Time	Oil	Floor	Cap

Oct 1, 2006 thru Dec 31, 2006	27,600	$65.00	$92.00
Jan 1, 2007 thru Dec 31, 2007	73,000	$65.00	$90.50
Jan 1, 2008 thru Dec 31, 2008	128,100	$65.00	$85.00
Jan 1, 2009 thru Dec 31, 2009	529,250	$65.00	$81.45
Jan 1, 2010 thru Oct 31, 2010	410,400	$65.00	$79.60
Total barrels of oil	1,168,350

(1) These costless collars were entered into subsequent to the second quarter ended June 30, 2006. For more information, please refer to the Company's press release dated July 12, 2006.
(2) BNP Paribas and Citibank, NA are the counterparties in Parallel's derivative instruments.

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Parallel Petroleum Announces 2Q 2006 Financial Results
August 9, 2006

The Company

Parallel Petroleum is an independent energy company headquartered in Midland, Texas, engaged in the acquisition, exploration, development and production of oil and gas using 3-D seismic technology and advanced drilling, completion and recovery techniques. Parallel’s primary areas of operation are the Permian Basin of West Texas and New Mexico, North Texas Barnett Shale, Onshore Gulf Coast of South Texas, East Texas and Utah/Colorado. Additional information on Parallel Petroleum Corporation is available at http://www.plll.com.

This release contains forward-looking statements subject to various risks and uncertainties that could cause the Company’s future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “plan,” “subject to,” “anticipate,” “estimate,” “continue,” “present value,” “future,” “reserves”, “appears,” “prospective,” or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to the results of exploratory drilling activity, the Company’s growth strategy, changes in oil and natural gas prices, operating risks, availability of drilling equipment, outstanding indebtedness, weaknesses in the Company’s internal controls, the inherent variability in early production tests, changes in interest rates, dependence on weather conditions, seasonality, expansion and other activities of competitors, changes in federal or state environmental laws and the administration of such laws, and the general condition of the economy and its effect on the securities market. While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

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